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EXHIBIT 22.1

SUBSIDIARIES OF FORTEL INC.

1.
FORTEL Inc.
46832 Lakeview Boulevard
Fremont, CA 94538-6543

2.
FORTEL (U.K.) Limited
46832 Lakeview Boulevard
Fremont, CA 94538-6543

3.
FORTEL GmbH
46832 Lakeview Boulevard
Fremont, CA 94538-6543

4.
FORTEL BV
46832 Lakeview Boulevard
Fremont, CA 94538-6543

5.
FORTEL SAS
46832 Lakeview Boulevard
Fremont, CA 94538-6543

6.
FORTEL AG
46832 Lakeview Boulevard
Fremont, CA 94538-6543

7.
FORTEL Holding AG
46832 Lakeview Boulevard
Fremont, CA 94538-6543

8.
FORTEL Export Corporation
46832 Lakeview Boulevard
Fremont, CA 94538-6543

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  EXHIBIT 22.1